UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 7, 2007

ICONIX BRAND GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-10593	11-2481093
(State or Other	(Commission	(IRS Employer
Jurisdiction of	File Number)	Identification No.)
Incorporation)

1450 Broadway, New York, NY	10018
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 730-0030

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Definitive Material Agreement.

Iconix Brand Group, Inc., a Delaware corporation (the “Registrant”), is a 50% member of Scion LLC (“Scion”), a joint venture between the Registrant and SCJM Brand Holdings LLC.

To finance the acquisition of the intellectual property rights of Artful Dodger by Artful Holdings LLC (“AH”), a wholly owned subsidiary of Scion, the Registrant made available to AH a senior secured term loan facility in the aggregate principal amount of $12,000,000 pursuant to that certain Note and Security Agreement (as amended, restated or otherwise modified from time to time, referred to as the “Note”) executed by AH in favor of the Registrant dated November 7, 2007 (the “Closing Date”). The facility consists of two tranches, one in the principal amount of $10,500,000, which was advanced to AH by the Registrant on the Closing Date, and the other in the principal amount of $1,500,000. The second tranche is available for borrowing by AH provided that no Event of Default (as defined in the Note) has occurred and is continuing at the time of such request. The interest rate on the outstanding principal balance of the Loan is prime plus 5.00% provided that upon the occurrence and during the continuance of an Event of Default, the interest rate increases to prime plus 7.50%. The outstanding principal amount of the Loan is due on November 7, 2012 (“Maturity Date”). Interest on the Loan is payable on the first business day of each month and on the Maturity Date. The Obligations (as defined in the Note) are secured by a first priority lien in favor of the Registrant on all of the assets of AH. The Obligations are guaranteed by Scion, the sole manager/member of AH, and are also guaranteed, in part, by a manager of Scion.

AH is required to make payments under the Loan on the last day of each January, April, July and October, commencing on January 30, 2008 through the Maturity Date in an amount equal to fifty percent (50%) of the Excess Cash Flow (as defined in the Note) for the most recently completed fiscal quarter immediately preceding such last business day.

The foregoing summary of the Note and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of such document that is filed as Exhibit 10.1 to this Current Report and is incorporated herein by reference.

Item 8.01    Other Events.

On the Closing Date, AH completed its acquisition of the intellectual property assets of Sovereign State LLC (“Sovereign”) associated with the Artful Dodger brand pursuant to an asset purchase agreement dated as of the Closing Date by and among AH, Sovereign and Fashion Overseas Bureau NY, Inc and Pan Mellowtex LLC, the principals of Sovereign. The purchase price for the assets was approximately $15 million, with $1.5 million deferred and payable upon the occurrence of certain events. The purchase price paid on the Closing Date was paid in cash.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.

Exhibit 10.1	Note and Security Agreement dated November 7, 2007 made by Artful Holdings, LLC in favor of Iconix Brand Group, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ICONIX BRAND GROUP, INC.
(Registrant)

By: /s/ Warren Clamen
Warren Clamen
Chief Financial Officer

Dated: November 14, 2007